NATIONAL CITY BANCORPORATION

                           CHANGE IN CONTROL AGREEMENT


         THIS AGREEMENT is made by and between NATIONAL CITY BANCORPORATION, an Iowa corporation (hereinafter called the "Holding Company"); NATIONAL CITY BANK OF MINNEAPOLIS, a national banking association controlled by the Holding Company (hereinafter called the "Bank," and together with the Holding Company, collectively referred to as the "Companies") and Thomas J. Freed (the "Executive"), as of the 19th day of November , 1996 (the "Effective Date").

                                    RECITALS:

         WHEREAS, the Executive is currently employed by the Bank, and may from time to time be employed by either of the Companies;

         WHEREAS, the Board of Directors of the Holding Company (the "Parent Board") has determined that it is in the best interests of the Holding Company, its stockholders and the Bank to reinforce and encourage the continued attention and dedication of certain officers and senior managers of the Companies, including the Executive, to their assigned duties;

         WHEREAS, the existence of this Agreement and any similar agreements with other employees of either of the Companies shall not be construed to imply that any successors to their respective positions or offices (or any other employees) would ever be entitled to severance benefits similar to those provided thereunder; and

         WHEREAS, this Agreement sets forth the minimum severance compensation that the Executive will receive from the Employer (as defined below) if the Executive's employment with such Employer terminates under one of the circumstances described herein in connection with or following a Change in Control (as defined below).

         NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by the Executive for the Companies, the parties hereto agree as follows:

                                    AGREEMENT

         1. CERTAIN DEFINITIONS. For purposes of this Agreement, the terms defined above and the following terms have the meanings indicated:

                  (a) EMPLOYER. "Employer" shall mean whichever of the Companies is the employer of the Executive at the specified time; and shall also include any other entity that (i) employs the Executive immediately after a Change in Control, (ii) is a successor to or assignee of the business and/or assets of one of the Companies and (iii) either executes and delivers the agreement provided for in Section 5 or otherwise becomes or remains bound by all the terms and provisions of this Agreement by operation of law.

                  (b) CHANGE IN CONTROL. A "Change in Control" of the Employer shall occur if any person (as defined in Sections 3 (a) (9) and 13(d)(3) of the '34 Act, as defined below) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of thirty percent (30%) or more of combined voting power of the then outstanding securities of either of the Companies; provided, however, that no Change in Control shall be deemed to occur if such person:

                           (i) includes any individual, corporation or other
                  entity (or any Affiliate thereof, as defined below) that is now the beneficial owner of at least five percent (5%) of such securities; or

                           (ii) became a beneficial owner of such securities in
                  a transaction after which the Holding Company remains as the survivor and the majority of the members of the Parent Board remain such members after the closing of the transaction.

                  For purposes of this subsection (b), the term " '34 Act" shall mean the Securities Exchange Act of 1934, as amended; and the term "Affiliate" shall mean any individual, corporation or other entity that controls, is controlled by or is under common control with (as applicable) any other individual, corporation or other entity referred to herein.

                  (c) CAUSE. In the case of a discharge from employment, the term "Cause" shall mean:

                           (i) the willful and continued failure by the
                  Executive to substantially perform his or her duties under this Agreement or any other employment agreement between the Executive and the Employer (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason), after a written demand for substantial performance is delivered by the Employer that specifically identifies the manner in which the Employer believes the Executive has not substantially performed his or her duties; or

                           (ii) the willful engaging by the Executive in
                  misconduct that is materially injurious to either or both of the Companies, monetarily or otherwise. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of one or both of the Companies.

                           Notwithstanding the foregoing, the Executive shall
                  not be deemed to have been terminated for Cause without (x) a reasonable advance written notice to the Executive, given before the delivery of a Notice of Termination and setting forth the reasons for the Employer's intention to terminate for Cause; (y) an opportunity for the Executive, together with his or her counsel, to be heard before the Board; and (z) delivery to the Executive of a Notice of Termination from the Board stating that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clause
                  (i) or (ii) hereof, and specifying the particulars thereof in detail.

                  (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) DATE OF TERMINATION. "Date of Termination" shall mean:

                           (i) if this Agreement is terminated by the Employer
                  for Disability, the date 30 days after Notice of Termination is given to the Executive; provided; however, that such date shall not have been delayed pursuant to the following clause
                  (ii); or

                           (ii) if the Executive's employment is terminated by
                  the Employer for any other reason, the date on which a Notice of Termination is delivered to the Executive or any later date specified in such Notice.

                  (f) DISABILITY. "Disability" shall mean the Executive's incapacity due to physical or mental illness to substantially perform his or her duties on a full-time basis for six consecutive months. If the Executive does not agree with a determination to terminate him or her because of Disability, the question of the Executive's Disability shall be subject to the certification of a qualified medical doctor agreed to by the Employer and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Employer and the Executive, each party shall nominate a qualified medical doctor and the two doctors shall select a third qualified medical doctor, who shall determine the question of the Executive's Disability.

                  (g) GOOD REASON. In the case of a resignation from employment, the term "Good Reason" shall mean:

                           (i) the assignment to the Executive by the Employer
                  of duties inconsistent with the Executive's position, duties, responsibilities and status with the Employer immediately prior to a Change in Control of the Employer;

                           (ii) a reduction by the Employer in the Executive's
                  base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement;

                           (iii) any Relocation of Executive by the Employer;
                  provided, however, that if Executive resigns in connection with such a Relocation, then any severance pay due under
                  Section 3 shall be payable only at the times prescribed by
                  Section 3(C) and shall be subject to reduction or forfeiture as provided therein;

                           (iv) any material breach by either of the Companies
                  of any provision of this Agreement;

                           (v) if the assets of the Employer have been sold in
                  connection with a Change in Control, any failure by either of the Companies to obtain the assumption of this Agreement by the purchaser pursuant to Section 5; or

                           (vi) any purported termination of the Executive's
                  employment that is not properly effected hereunder and pursuant to a Notice of Termination. For purposes of this Agreement, no such purported termination shall be effective.

                  (h) NOTICE OF TERMINATION. A "Notice of Termination" shall mean a written notice, which shall indicate the specific employment termination provisions in this Agreement that are relied upon by the party giving such notice, and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the Executive's termination of employment. Any termination of the Executive's employment by the Employer shall be communicated by a Notice of Termination.

                  (i) RELOCATION. A "Relocation" shall mean any requirement that the Executive perform his or her principal duties at any place other than (i) the location at which the Executive performed such duties prior to a Change in Control of the Employer, or (ii) within the city, town or village wherein such place was located; except for reasonably required travel by the Executive on the business of the Companies and their subsidiaries to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Employer.

         2. TERM. This Agreement shall commence on the Effective Date first above written and shall continue in effect until the first anniversary of the Effective Date. Commencing on that date, and each anniversary thereof, the term of this Agreement shall automatically be extended for one additional year, unless at any time the Employer shall have given the Executive a written notice that the Companies intend to terminate this Agreement effective eighteen (18) months from the date of such notice; provided, however, that if a Change of Control shall have occurred during such term, the term of this Agreement shall be automatically extended until the end of the twenty-four (24) month period beginning on the date of such Change of Control and shall terminate at the end of such period. To the extent that any obligation of the Companies or any of their successors hereunder remains unpaid as of the end of such term, this Agreement shall remain in effect until such obligation is satisfied.

         3. MINIMUM SEVERANCE COMPENSATION IN CONNECTION WITH A CHANGE OF CONTROL. In the event that (a) a Change in Control of the Employer occurs during the term of this Agreement; and (b) within the period beginning on the date either of the Companies announces such Change in Control generally to its employees and ending twenty-four (24) months after the date of the Change in Control, either (i) the Employer terminates the Executive's employment for any reason (or no reason) other than his or her death, Disability or for Cause (it being understood that a purported termination for Disability or for Cause that is finally determined not to have such reason, or not to have been properly done, shall not be a termination for Disability or for Cause), or (ii) the Executive terminates his or her employment with the Employer for Good Reason, then:

                  (A) the Employer shall pay the Executive any unpaid installment of base salary (to the extent earned and accrued through the Date of Termination) at the rate in effect at the time the Notice of Termination is given, any accrued vacation time (at that same rate) and all other pro-rated and unpaid amounts to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Employer, including without limitation a portion of the amount (pro-rated based on the number of days in the fiscal year or any lesser measurement period) that otherwise would be earned under the Management Incentive Plan or any other executive compensation plan in which the Executive is then participating for the year in which occurs such Date of Termination; in each case determined by assuming that a bonus under such plan would have been earned for the fiscal year or any lesser measurement period in which the Date of Termination falls, by performance that reaches the previously budgeted level under the plan for that period; and all of such payments shall be made in a lump sum on or before the fifth day following the Date of Termination;

                  (B) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, the Employer shall pay to the Executive as severance pay an amount equal to the product of:

                           (i) the sum of (a) the Executive's annual base salary
                  in effect as of the Date of Termination, and (b) the annual amount that otherwise would be earned under the Management Incentive Plan or any other executive compensation plan in which the Executive is then participating for the fiscal year in which occurs such Date of Termination, in each case determined by assuming that a bonus under such plan would have been earned for the fiscal year in which the Date of Termination falls, by performance that reaches the previously budgeted level under the plan for that year; and

                           (ii) the number 1.5;

         such payment to be made in a lump sum on or before the fifth calendar day following the Date of Termination; provided, however, that the amount payable to the Executive under this Section 3(B) shall be reduced by the sum of any other severance pay amounts due the Executive from the Employer or either of the Companies under any other plan or agreement and shall be subject to the conditions of the following
         Section 3(C), if applicable;

                  (C) Notwithstanding any other provision of this Agreement, if any severance pay amount payable to the Executive under Section 3(B) is due as a result of Executive's resignation in connection with a Relocation, such amount shall be payable in installments (without interest) over an eighteen (18) month period commencing on or before the fifth calendar day following the Date of Termination, at the times such amount would have been payable as salary and bonus (if applicable) if the Executive had not resigned, and such amount shall be subject to reduction or forfeiture for any one or more of the following reasons:

                           (i) any such installment of salary or bonus due for a
                  pay period shall be reduced by any similar compensation earned by the Executive for the same period as the result of employment after the Date of Termination by another employer;

                           (ii) any remaining installments of salary or bonus
                  due Executive shall be forfeited if the Executive is employed after the Date of Termination by another employer and the principal duties of such employment are required to be performed at any place outside the city, town or village wherein the place was located at which the Executive performed his or her principal duties prior to a Change in Control of the Employer; and

                           (iii) any remaining installments of salary or bonus
                  due Executive shall be forfeited if the Executive is employed at any location after the Date of Termination by another employer that is engaged in the business of banking.

                  (D) for the eighteen (18) month period described in Section 3(C), the Employer shall pay the same share of the costs of health insurance of Executive as was paid for by the Employer prior to the Date of Termination, except that the Employer shall discontinue paying for such health insurance if Executive becomes eligible to be covered by the health insurance of another employer;

                  (E) to assist Executive in getting a new job, the Employer will provide out placement assistance through a vendor selected by the Employer up to a cost of $1,000 to the Employer; provided, however, that Executive must begin to utilize out placement services within thirty (30) days of the Date of Termination and that Executive shall not receive additional compensation for any unused out placement fees.

                  (F) Executive may, at his or her option, elect to receive the severance benefits Employee would otherwise be entitled from the Employer instead and in lieu of the payments and benefits described in Sections 3(A), (B), (C), (D) and (E), by providing written notice thereof to Employer within four (4) days after the Date of Termination.

         4. NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

                  (a) Except as expressly provided in Section 3(C), the Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

                  (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any employee benefit plan, incentive plan, Employer securities plan, employment agreement or other contract, plan or arrangement.

         5. SUCCESSORS TO THE COMPANIES.

                  (a) Each of the Companies will require any successor or assign that purchases (other than by a merger of corporations) all or substantially all of the business and/or assets of the Employer, by agreement in form and substance reasonably satisfactory to the Executive, to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such purchase had taken place. Any failure of either of the Companies to obtain such agreement prior to the effectiveness of any such purchase shall be a material breach of this Agreement and shall entitle the Executive to terminate his or her employment for Good Reason.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Companies and their successors and assigns, and by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary last designated in a writing delivered to the Employer before his or her death, or otherwise to the Executive's devisee or legatee under a last will and testament or testamentary trust or, if there be none of the foregoing, to the Executive's estate.

         6. NOTICE. For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to either of the Companies:

                  National City Bank of Minneapolis
                  Attention: Chief Executive Officer
                  75 South 5th Street
                  P.O. Box E-1919
                  Minneapolis, MN  55480

         With a copy to:

                  Maslon Edelman Borman & Brand,
                  a Professional Limited Liability Partnership
                  3300 Norwest Center
                  Minneapolis, Minnesota 55402-4140
                  Attention: Joseph Alexander, Esq.

         If to the Executive:

                  Thomas J. Freed

                  Home Address:

                  4941 Winterset Drive
                  Minnetonka MN 55343


or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Holding Company as may be specifically designated by the Parent Board. If any party hereto at any time waives any breach of this Agreement by another party hereto, or waives compliance with any condition or provision of this Agreement to be performed by another party hereto, such waiver shall not be deemed a waiver of that provision or condition at any prior or subsequent time, or any similar or dissimilar provision or condition at the same or any other time. No agreements or representations, oral or otherwise, express or impled, with respect to the subject matter hereof have been made by either party except as expressly set forth in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

         8. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         10. FEES AND LICENSES. The Employer shall pay all fees and expenses (including attorney's fees) that the Executive may incur as a result of either of the Companies contesting the validity, enforceability or the Executive's interpretation of, or any determinations under, this Agreement.

         11. CONFIDENTIALITY. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Companies and their business so long as such information is not otherwise publicly disclosed.

         12. EMPLOYER'S RIGHT TO TERMINATE EMPLOYMENT. Notwithstanding anything contained in this Agreement to the contrary, the Employer may terminate the Executive's employment at any time, for any reason or no reason, except as may be otherwise provided under a separate written employment agreement (if any) between the Executive and the Employer; and no provision contained herein shall affect the Employer's ability to terminate the Executive's employment at any time, with or without Cause. Nothing in this Agreement shall in any way require either of the Companies to provide any of the benefits specified in this Agreement prior to a Change in Control, nor shall this Agreement be construed in any way to establish any policies or other benefits for the Executive or any other employee of either of the Companies whose employment with either of the Companies is terminated prior to a Change in Control.

         13. PREVIOUS CHANGE IN CONTROL AGREEMENT. This Agreement shall supersede and take the place of the Change in Control Agreement dated October 25, 1996 between the parties hereto and said agreement shall be of no further force or effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement with full authority as of the Effective Date first above written.

         ATTEST:                          NATIONAL CITY BANCORPORATION



/s/ Thomas J. Freed                      By         /s/ David Andreas
-----------------------------------         -----------------------------------
    Thomas J. Freed                          Its Chairman, David Andreas
      Secretary
                                                     "HOLDING COMPANY"

      ATTEST:                             NATIONAL CITY BANK OF MINNEAPOLIS




/s/ Thomas J. Freed                      By        /s/ David Andreas
-----------------------------------         -----------------------------------
    Thomas J. Freed                          Its President, David Andreas
      Secretary
                                             "BANK"



                                                    /s/ Thomas J. Freed
                                             ----------------------------------
                                                      Thomas J. Freed

                                                       "EXECUTIVE"